POWER OF ATTORNEY



	KNOW ALL BY THESE PRESENT, that the undersigned,
Goldman Associates of New York, Inc., ("Goldman") hereby constitutes and appoints Colonial Commercial Corp. as their true and lawful attorney-in-fact and agent, with full power and authority to act as such, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that either of said attorneys and agents may deem necessary or advisable in connection with the Securities and Exchange Commission Form 3, Form
4 and Form 5 to enable Goldman to comply with the applicable provisions of the Securities Act of 1933 as amended, with any regulations, rules or requirements of the Securities and Exchange Commission thereunder and the undersigned hereby ratifies and confirms all said attorney and agent, or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, the undersigned has subscribed these presents effective as of the 17 day of June, 2004 to expire the 30th day of June, 2008, unless revoked earlier by written direction.

							GOLDMAN ASSOCIATES OF
							NEW YORK, INC.

							_______________________
						By:	Michael Goldman, President